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                                                                    EXHIBIT 10.9


                            THORNBURG MORTGAGE, INC.
                          LIMITED STOCK REPURCHASE PLAN
                                 APRIL 23, 2002


1.       DESCRIPTION OF THE PLAN

         This Limited Stock Repurchase Plan (the "Plan") of Thornburg Mortgage, Inc., (the "Company") provides directors, officers and employees of the Company, any subsidiary of the Company, and employees of Thornburg Mortgage Advisory Corporation (the "Manager") (the "Participants") with a convenient and economical method to sell to the Company, from time to time, at each Participant's sole discretion, some or all of the shares of the Company's common stock (the "Qualifying Stock") that such Participant acquired under the Company's 1992 Stock Option and Incentive Plan (the "Stock Option Plan"). Participation under the Plan is completely voluntary and all transactions under the Plan will be made directly with the Company without the Participant having to employ a broker/dealer or to use the facilities of a national securities exchange or the NASDAQ market. The Company will apply the proceeds from any repurchases of Qualifying Stock from a Participant first to the repayment of any outstanding loans under the Stock Option Plan ("Stock Option Loans") owed by such Participant, and second, to the distribution of any remaining proceeds to such Participant.

2.       ADMINISTRATION

         The Plan will be administered by the Compensation Committee (the "Committee"), a sub-committee of the board of directors of the Company consisting of at least two independent directors. The Committee will administer the Plan in accordance with the terms and conditions as set forth below.

3.       PURPOSE OF THE PLAN

         The Plan provides Participants with the opportunity to sell Qualifying Stock directly to the Company without having to employ a broker/dealer, free of brokerage commission and without having to use the facilities of a national securities exchange or the NASDAQ market. No sales commission will be charged on the Qualifying Stock repurchased by the Company. The Plan is also being adopted for the purpose of exempting transactions under the Plan under one or more of the exemptions provided in Rule 16b-3 from short-swing profit liability under
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

         The Plan also provides Participants with a convenient way to sell Qualifying Stock to the Company to pay down outstanding Stock Option Loans.

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4.       ELIGIBILITY

         Only Participants are eligible to offer Qualifying Stock to the Company for repurchase under the Plan. The Qualifying Stock must be common stock of the Company that (a) has been acquired through the exercise of stock options under the Stock Option Plan and (b) which has been held by the Participant for longer than six (6) months.

         Participation under the Plan is completely voluntary and the Participants will not be obligated, encouraged or discouraged by the Company to sell any or all of their Qualifying Stock under the Plan. All transactions under the Plan will be at the election of a Participant and the amount of Qualifying Stock offered under the Plan will be determined at the discretion of the Participant, subject to the limitations of Section 7 hereunder.

5.       PURCHASE PRICE OF QUALIFYING STOCK

         The price paid per share of Qualifying Stock offered to the Company (the "Purchase Price") shall be equal to the closing price (the "Closing Price") of the Company's common stock as quoted on the New York Stock Exchange ("NYSE") on the day that the Company makes the repurchases of the Qualifying Stock (the "Transaction Date"). This pricing formula is the same formula the Company used to determine the exercise price of stock options granted under the Stock Option Plan. There are no fees, commissions or other costs to the Participants in connection with selling Qualifying Stock to the Company under the Plan.

         In order for the Company to ensure the eligibility of the Qualifying Stock for repurchase under the Plan, the Participant must deliver to the Company the following documentation (the "Required Documentation"):

         a) the original certificate(s) evidencing the Qualifying Stock, duly endorsed for transfer to the Company (if the certificate is held by the Participant); not required if certificate is held in electronic form by the Company pursuant to the Pledge and Assignment Agreement as collateral for an outstanding Stock Option Loan;

         b) Representation Letter from the Participant (see Schedule I attached) that the Qualifying Stock offered to the Company for repurchase under the Plan:

            i) is common stock of the Company that was acquired by the Participant through the exercise of stock options under the Stock Option Plan, and

            ii) has been held by the Participant for longer than 6 months; and

         c) any other documentation required by the Company.

         All of the Required Documentation must be delivered at least three (3) business days before a regularly scheduled quarterly Board meeting in order to participate in the repurchase of the Qualifying Shares on the following Transaction Date.

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6.       SETTLEMENT OF PURCHASE PRICE

         The Purchase Price due to a Participant in connection with a repurchase transaction under the Plan shall be applied first to the repayment of any outstanding Stock Option Loans owed by the Participant, and any remaining balance will be paid to the Participant in cash.

         Settlement procedures for the sale of Qualifying Stock under the Plan will be in compliance with Rule 15c6-1 under the Securities Act of 1933, as amended. Consequently, the Company shall no later than the third business day after the Transaction Date (a) if the Participant has an outstanding Stock Option Loan, credit such loan account (the "Stock Option Loan Account") with the amount of the proceeds being applied towards the outstanding Stock Option Loan amount, (b) retain any required tax withholding and (c) pay the balance of the Purchase Price, if any, to the Participant.

         Payment will first be applied to accrued interest due and owing on any outstanding Stock Option Loan owed by the Participant, and second, to the principal amount of such Stock Option Loan. No interest will be paid on any portion of the Purchase Price held by the Company pending settlement of the Stock Option Loan or payment to the Participant.

7.       TIMING AND AMOUNT OF SALES UNDER THE PLAN

         The Company intends that the Plan will be available to the Participants on an ongoing basis subject to the following conditions. Participants must notify the Company by delivering the Required Information to the Company at least three (3) business days prior to each quarterly Board meeting. Subject to approval of the repurchase transactions by the Compensation Committee on the date of the Board meeting, the Qualifying Stock will be repurchased by the Company on the Transaction Date, which shall be the third (3rd) business day following the public release of the Company's quarterly earnings information. In special circumstances at the request of a Participant and upon approval by the Company in its discretion, the Company may also make repurchases at other times. The Company shall suspend repurchases under the Plan at any time the Company is in possession of material nonpublic information, or is aware of any other facts or information which causes concern that the repurchase transactions may be in violation of the anti-fraud provisions under Section 10(b) of the Exchange Act or Rule 10b-5 thereunder, as determined in the Company's exclusive discretion.

         All Qualifying Stock offered to the Company under the Plan will be purchased by the Company on a "first come first served" basis up to an annual limit (the "Annual Limit") of five percent (5%) of the Company's issued and outstanding common stock. In the event that Participants offer an aggregate amount of Qualifying Stock that exceeds the Annual Limit, the Company will purchase the last-offered Qualifying Stock on a pro-rata basis. Any Qualifying Stock offered to the Company for repurchase under the Plan in excess of the Annual Limit after pro-ration, shall be returned to the Participant offering such Qualifying Stock.



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8.       REPURCHASED STOCK

         All shares of Qualifying Stock repurchased by the Company under the Plan will upon completion of the repurchase transaction, be held by the Company as authorized and unissued common stock.

9.       INCOME TAX

         The income tax consequences from a repurchase transaction will vary with each Participant and all reporting and tax payment obligations are the personal responsibility of each Participant. A Participant who is an employee of the Company or the Manager may be subject to withholding on the sale of Qualifying Stock held less than two years from the date of grant of the Option or less than one year from the date of exercise of the Option. The following is provided for the general information of Participants.

         For Qualifying Stock that was acquired by exercise of a nonqualified stock option and held for one (1) year, a Participant will recognize capital gain or loss equal to the difference between the Purchase Price received for the Qualifying Stock sold under the Plan and the Participant's adjusted tax basis in such Qualifying Stock. A Participant's tax basis in such stock is the sum of the amount paid to purchase the stock on exercise of the option plus the amount of income that the Participant recognized on the exercise of the option. A Participant disposing of Qualifying Stock before one year after exercising the option will be taxed at ordinary rates and may be subject to withholding.

         For Qualifying Stock that was acquired by exercise of an Incentive Stock Option, a Participant must have held the Qualifying Stock for the greater of two (2) years from the date of grant of the option or one (1) year from the date of exercise of the option to be eligible for capital gains treatment. Each Participant must consult his or her personal tax advisor for additional information concerning the tax implications of participation in the Plan.

10.      SECURITIES LAWS COMPLIANCE AND REPORTING REQUIREMENTS

         The sale of Qualifying Stock under the Plan will require directors and officers subject to the reporting requirements under Section 16(a) of the Exchange Act to file timely reports on Form 4, reporting the change in ownership. Effective August 29, 2002, the time period for directors and executive officers to file a Form 4 reporting a change in ownership of securities has been accelerated to 2 business days after the trade date. Under a currently proposed SEC rule that is expected to become effective, the Company will be required to file a report on Form 8-K reporting transactions in equity securities by its directors and executive officers within 2 business days after the trade date. ALL REPORTS REQUIRED BY LAW OR REGULATION MUST BE FILED ON A TIMELY BASIS..



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11.      TERMINATION OF PARTICIPATION

         NO REPURCHASES WILL BE MADE DURING A PERIOD WHEN EITHER THE PARTICIPANT OR THE COMPANY IS IN POSSESSION OF MATERIAL INSIDE INFORMATION OR IS CONCERNED THAT THE REPURCHASE TRANSACTION MAY BE IN VIOLATION OF SECTION 10(b) OF THE EXCHANGE ACT OR RULE 10B-5 THEREUNDER, OR IF THE TRANSACTION WOULD BE SUBJECT TO THE SHORT-SWING PROFIT RULE UNDER SECTION 16(b) OF THE EXCHANGE ACT.

         o Under the short-swing profit rule, a director, officer or ten percent (10%) shareholder of the Company who realizes profit from the purchase and sale, or sale and purchase of stock of the Company within a six (6) month period, must forfeit and pay over such profit to the Company. HOWEVER, CERTAIN TRANSACTIONS IN STOCK OF THE COMPANY BY OFFICERS AND DIRECTORS ARE EXEMPT FROM THE SHORT-SWING PROFIT RULE UNDER EXEMPTIONS PROVIDED BY RULE 16B-3. THESE EXEMPT TRANSACTIONS INCLUDE (i) THE GRANT OF STOCK OPTIONS, RESTRICTED STOCK AND PSR'S UNDER THE STOCK OPTION PLAN, OR SUBSEQUENT PLAN,
            (ii) THE EXERCISE OF SUCH STOCK OPTIONS AND THE VESTING OF THE RESTRICTED STOCK AND (iii) THE RESALES UNDER THE PLAN OF QUALIFYING STOCK.

         o THIS DOES NOT PURPORT TO BE AN INCLUSIVE SUMMARY OF THE APPLICABILITY OF SECTION 16(b) TO A PARTICIPANT'S INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT SHOULD CONSULT WITH HIS PERSONAL ATTORNEY OR FINANCIAL ADVISOR FOR ADDITIONAL INFORMATION REGARDING THE APPLICABILITY OF SECTION 16(b) TO A PARTICULAR SITUATION. EVEN IF A TRANSACTION IS EXEMPT FROM SHORT-SWING PROFIT LIABILITY, THE PARTICIPANT STILL WILL BE RESPONSIBLE FOR MAKING REQUIRED FORM 4 OR FORM 5 FILINGS ON A TIMELY BASIS.

         A Participant's eligibility to participate under the Plan will cease upon his or her death or upon his or her separation as an executive officer or director of the Company. A Participant may at any time terminate his or her participation under the Plan and the Company shall not encourage or discourage continued participation under the Plan.

12.      AMENDMENT OR TERMINATION OF PLAN

         The Company reserves the right to amend, suspend or terminate the Plan at any time in its sole and exclusive discretion.

13.      RESPONSIBILITY OF THE AGENT

         The Company shall not be liable to the Participant hereunder for any act done in good faith, or for any good faith omission to act, including without limitation, any claims of liability with respect to (a) failure to settle any Participant's Stock Option Loan Account with the Purchase Price of any Qualifying Stock repurchased by the Company, (b) the determination of the Closing Price, (c) the repurchase of common stock of the Company from a Participant other than Qualifying Stock or (d) the repurchase of Qualifying Stock or other shares of the Company's common stock while the Participant was not eligible to participate under the Plan.



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14.      APPLICABLE LAW

         The terms and conditions of this Plan shall be governed by the laws of the State of New Mexico.

15.      EFFECTIVE DATE

         The date of the adoption of this Limited Stock Repurchase Plan is April 23, 2002 and it shall become effective immediately.

16.      INQUIRIES REGARDING THE PLAN

         All correspondence and questions regarding the Plan should be directed to:

                  Thornburg Mortgage, Inc.
                  150 Washington Avenue, Suite 302
                  Santa Fe, NM  87501
                  Telephone:        (505) 989-1900
                  Facsimile:        (505) 989-8156
                  Attn:             Richard P. Story, Executive Vice President





                                            THORNBURG MORTGAGE, INC.,
                                            A MARYLAND CORPORATION


                                            By:      /s/ Larry A. Goldstone
                                               --------------------------------
                                               Larry A. Goldstone, President


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                                                                      SCHEDULE I
The Chief Financial Officer
Thornburg Mortgage, Inc.
150 Washington Ave, Suite 302
Santa Fe, NM  87501

LIMITED STOCK REPURCHASE PLAN REPRESENTATION LETTER

Dear Sir or Madam:

         I confirm to Thornburg Mortgage, Inc. (the "Company"), that it may rely on the representations contained in this Representation Letter in connection with the repurchase under the Company's Limited Stock Repurchase Plan (the "Plan") of the following shares of the Company's common stock (collectively referred to as the "Shares"):

              NUMBER OF SHARES       *SHARE CERTIFICATE NUMBER (IF APPLICABLE)
              ----------------       ----------------------------------------

              ---------------                 ----------------------

              ---------------                 ----------------------


              *NOT REQUIRED IF THE SHARES ARE HELD BY THE COMPANY IN ELECTRONIC
               FORM--SEE 2 BELOW.

      1. I am currently a director, officer or employee of the Company, a subsidiary of the Company, or of Thornburg Mortgage Advisory Corporation (the "Manager") and with this letter confirm my intention to sell the Shares to the Company under the terms and conditions of the Plan.

      2. The Share certificate(s) are either (a) being delivered together with this letter and are duly endorsed for transfer to the Company, or (b) are held by the Company under the Pledge and Assignment Agreement for my outstanding stock option loan account.

      3. I acquired the Shares through the exercise of stock options granted to me under the Company's 1992 Stock Option and Incentive Plan and have held the Shares for more than six (6) months.

      4. I understand that the proceeds of the repurchase transaction will first be applied towards the settlement of any stock option loan account I may have outstanding with the Company.


Date:                                      Very truly yours,
      ------------------



                                           By:
                                              ------------------------------

                                              Name:
                                                   -------------------------
                                              Title:
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                                   Schedule I